Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan and Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan of our report dated March 4, 2026, with respect to the financial statements of Everspin Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 4, 2026

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